Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 dated January 10, 2018 of our report relating to the consolidated financial statements of Eloxx Pharmaceuticals, Inc. (the “Company”), appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2017.

Tel Aviv, Israel	/s/ KOST FORER GABBAY & KASIERER
March 16, 2018	KOST FORER GABBAY & KASIERER A member of Ernst & Young Global